Exhibit 99.1

Oxygen Biotherapeutics Inc. Provides an Update on Communication
with the FDA Regarding Oxycyte Development Program

Morrisville, NC, March 3, 2014 – Oxygen Biotherapeutics, Inc., (NASDAQ: OXBT) a specialty pharmaceutical company focused on developing and commercializing a portfolio of products for the critical care market, announced today that it has been notified by the U.S. Food and Drug Administration (the “FDA”) that the agency has completed its review of the September 2013 nonclinical submission and has lifted the clinical hold on Oxycyte® .   Lifting of the clinical hold clears the company to proceed with the clinical development program in the US.  The FDA communicated this information to the company during a conference call with the FDA on Friday, February 28, 2014.  Written confirmation of the FDA’s decision is expected to be received within 30 days.

On September 23, 2013, the company announced that it had submitted to the FDA results from two series of animal studies designed to address FDA concerns regarding the use of Oxycyte in treating traumatic brain injury (TBI) patients. These studies were conducted to probe both the interactions between Oxycyte and the immune system, as well as assess the PFC-based emulsion’s potential to increase the risk of intracerebral hemorrhage (ICH). This submission has formed the basis for the FDA’s decision to lift the clinical hold. “We are pleased that the FDA has responded favorably to the data provided and removed the clinical hold to allow further clinical development of Oxycyte,” said John Kelley, CEO.

Prior to the initiation of any human clinical studies using Oxycyte in the US, the company will need to develop an FDA approved protocol which will incorporate  FDA input on the design and safety measures to be utilized in such studies.    Oxygen is currently enrolling patients outside of the US in a Phase II-b study to evaluate the safety and tolerability of Oxycyte in patients with severe non-penetrating traumatic brain injury (STOP-TBI).  The study is currently enrolling patients in the second cohort of a three cohort trial, with active enrollment sites located in Israel  and additional sites anticipated to soon begin enrollment in Switzerland, France and Spain.

About Oxygen Biotherapeutics

Oxygen Biotherapeutics, Inc. is developing medical products for the critical care market. The company recently acquired the North American rights to develop and commercialize levosimendan. The United States Food and Drug Administration (FDA) has granted Fast Track status for levosimendan for the reduction of morbidity and mortality in cardiac surgery patients at risk for developing Low Cardiac Output Syndrome (LCOS). In addition, the FDA has agreed to a Phase 3 protocol design under Special Protocol Assessment (SPA), and provided guidance that a single successful trial will be sufficient to support approval of levosimendan in this indication. The company also has developed a proprietary perfluorocarbon (PFC) therapeutic oxygen carrier called Oxycyte® that is currently in clinical and preclinical studies for intravenous delivery for indications such as traumatic brain injury, decompression sickness and stroke.

Caution Regarding Forward-Looking Statements

This news release contains certain forward-looking statements by the company that involve risks and uncertainties and reflect the company’s judgment as of the date of this release. The forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, receipt of written confirmation of the FDA’s decision to lift the clinical hold on Oxycyte, our ability to successfully develop a protocol for the use of Oxycyte in human clinical studies that satisfies the FDA, matters beyond the company's control that could lead to delays in the clinical studies, delays in new product introductions and customer acceptance of these new products, and other risks and uncertainties as described in the company’s filings with the Securities and Exchange Commission, including in its quarterly report on Form 10-Q filed on December 17, 2013, and annual report on Form 10-K filed on June 26, 2013, as well as its other filings with the SEC. The company disclaims any intent or obligation to update these forward-looking statements beyond the date of this release. Statements in this press release regarding management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Contact:

IRTH Communications

Robert Haag, 1-866-976-4784

oxbt@irthcommunications.com